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                                                                   Exhibit 10.60


                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease"), is entered into as of the Effective Date, by and between Sublessor and Sublessee:

                                    RECITALS

     A. Sublessor is presently the lessee of the Premises pursuant to that certain Master Lease by and between Landlord, as lessor, and Sublessor, as lessee, a copy of which is attached hereto as Exhibit A.

     B. Sublessor desires to sublease the Premises to Sublessee, and Sublessee desires to sublease from Sublessor thc Premises on all of the terms, covenants and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Sublease and for other good and valuable consideration, the receipt and adequacy of which are hereby specifically acknowledged, the parties hereto agree as follows:

     1. SUBLEASE. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises for the Sublease Term, upon all of the terms, covenants and conditions herein contained. In addition, Sublessor hereby leases to Sublessee, and Sublessee hereby subleases from Sublessor, any and all permanent improvements ("Improvements") on the Premises constructed and/or owned by Sublessor for the Sublease Term, upon all of the terms, covenants and conditions herein contained. As used herein, "Premises" shall include the Premises and the Improvements.

     2. BASIC LEASE PROVISIONS AND DEFINED TERMS. For convenience of the parties certain basic provisions of this Sublease are set forth in this Paragraph 2. The provisions set forth in this Paragraph 2 are subject to the remaining terms and conditions of this Sublease and are to be interpreted in light of such remaining terms and conditions.

          2.1 EFFECTIVE DATE. June 1, 1998.

          2.2 SUBLESSOR. Amylin Pharmaceuticals, Inc., a Delaware corporation.

          2.3 SUBLESSOR'S ADDRESS. 9373 Towne Centre Drive
                                   San Diego, California 92121

          2.4 SUBLESSEE. Cytel Corporation, a Delaware corporation.

          2.5 SUBLESSEE'S ADDRESS. 3525 Johns Hopkins Court
                                   San Diego, California 92121

          2.6 LANDLORD. Nippon Landic (U.S.A.), Inc., a Delaware corporation.



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          2.7 LANDLORD'S ADDRESS.  c/o Nexus Properties, Inc.
                                   4350 La Jolla Village Drive, Suite 930
                                   San Diego, California 92122

          2.8 PREMISES. The portions of the premises delineated in the attached Exhibit B at 9393 Towne Centre Drive consisting of approximately 41,794 square feet of office and laboratory space. The parties stipulate that the square footage of the Premises shall be as specified in the preceding sentence. While Sublessee acknowledges that the actual square footage of the Premises may be more or less than the stipulated square footage, the square footage of the Premises shall not be subject to adjustment for any reason.

          2.9 BASE RENT. Beginning as of the Effective Date and ending May 31, 1999, Sublessee's base rent shall be $85,677.70 per month ($2.05 per square foot/per month). Effective June 1, 1999 through the expiration of the Sublease Term, the base rent shall be $93,200.62 per month ($2.23 per square foot/per month).

          2.10 RENT. Base Rent and any and all additional rent.

          2.11 SUBLESSEE'S PRO RATA SHARE OF OPERATING EXPENSES. Forty-eight percent (48%) (i.e., the rentable square feet of the Premises divided by total rentable square feet leased by Sublessor pursuant to the Master Lease). Sublessee's Pro Rata Share of Operating Expenses is intended to allocate to Sublessee the obligation to pay all Operating Expenses applicable to the Premises under the Master Lease.

          2.12 SECURITY DEPOSIT $85,677.70. Tenant shall, on or before June 1, 1999, increase the Security Deposit to $93,200.62.

          2.13 SUBLEASE TERM. The term of this Sublease shall commence on June 1, 1998 and end, unless sooner terminated as provided herein, on May 31, 2000.

          2.14 COMMENCEMENT DATE. June 1,1998.

          2.15 MASTER LEASE. Master Lease Agreement between Sublessee and Landlord, as successor in interest from Nexus/GADco - UTC, dated January 2, 1989, as amended by that certain Amendment to Lease dated as of February 23, 1989, that certain Second Amendment to Lease dated as of July 29, 1991, that certain Third Amendment to Lease dated August 22, 1991, and that certain Fourth Amendment to Lease dated February 26, 1997.

          2.16 EXHIBITS.    Exhibit A - Master Lease
                            Exhibit B - Premises Floor Plan




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     3. CONDITION OF PREMISES.

          3.1 COMMENCEMENT. Sublessor shall deliver the Premises to Sublessee in "broom-clean" condition and in the same arrangement and condition as the Premises now are. Sublessee acknowledges (i) that it is subleasing the Premises "as-is" in an unfurnished condition, (ii) that Sublessor is not making any representation or warranty concerning the condition of the Premises, and (iii) that Sublessor is not obligated to perform any work to prepare the Premises for Sublessee's occupancy other than to deliver the Premises in "broom-clean" condition.

          3.2 ALTERATIONS OR IMPROVEMENTS. Except as described in Paragraph 5.5 below, Sublessee acknowledges that it is not authorized to make or do any alterations or improvements in or to the Premises without Sublessor's prior written consent, which consent may impose additional requirements applicable to the construction and completion of such alterations or improvements in addition to requiring Sublessee's compliance with requirements of the Master Lease. Sublessee shall not make or do any alterations or improvements in or to the Premises without fully complying with all of the requirements of the Master Lease. Before commencing any work, Sublessee shall give Sublessor at least ten
(10) days prior written notice of such work, which shall include a description of the proposed alteration or improvement, a proposed construction schedule for completion, and an estimate of the cost of such work. Sublessor shall not be deemed to be unreasonable in withholding its consent to any alteration or improvement which does not conform with the use requirements under this Sublease or which is materially different from alterations or improvements customarily seen in first-class office and laboratory space, as applicable.

          3.3 SURRENDER. Sublessee further acknowledges that it must deliver the Premises to Sublessor on the expiration or earlier termination of the Sublease Term in the condition substantially the same as Sublessor delivered the Premises to Sublessee on the Commencement Date; provided, however, all tenant improvements constructed by Sublessee for which the Improvement Allowance (defined below) was provided shall remain in the Premises unless Sublessor requires that Sublessee remove same.

     4. USE. The Premises shall be used and occupied by Sublessee solely for office and laboratory uses in compliance with the Master Lease and for no other purpose.

     5. SUBRENTAL.

          5.1 BASE RENTAL. Beginning with the Commencement Date and thereafter during the Sublease Term, Sublessee agrees to pay to Sublessor the Base Rent in advance monthly installments on the first day of each calendar month during the Sublease Term at the Sublessor's address, or to such other person or at such other place as Sublessor may from time to time designate in writing. Except as otherwise specifically provided in this Sublease, Base Rent shall be payable in lawful money without demand and without offset, abatement, counterclaim, or setoff of any kind whatsoever.

          5.2 OPERATING EXPENSES. Beginning with the Commencement Date and thereafter during the Sublease Term, Sublessee agrees to pay to Sublessor Sublessee's Pro Rata

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Share of Operating Expenses as provided in Section 7 of the Master Lease.
Sublessor and Sublessee intend that Sublessee shall be liable for the payment of all Operating Expenses applicable or attributable to the Premises pursuant to the Master Lease. Sublessee shall pay to Sublessor Sublessee's Pro Rata Share of Operating Expenses in advance monthly installments on the first day of each calendar month during the Sublease Term at the Sublessor's address, or to such other person or at such other place as Sublessor may from time to time designate in writing. Sublessee shall pay to Sublessor such payments based on Landlord's estimates of the Operating Expenses applicable to the Master Premises leased by Sublessor pursuant to the Master Lease. Such payments for Operating Expenses shall be in addition to amounts payable to Sublessor as Base Rent pursuant to Paragraph 4.1 above. For the 1998 calendar year Sublessor estimates that Sublessee's Pro Rata Share of such Operating Expenses shall total $7,522.92 per month for government impositions as described in Section 7.1(a) of the Master Lease and $11,284.38 per month for all other costs as described in Section 7.1(b) of the Master Lease. Notwithstanding the foregoing, however, Operating Expenses shall be subject to adjustment as provided in Article 7 of the Master Lease. Except as otherwise specifically provided in this Sublease, Operating Expenses shall be payable in lawful money without demand, and without offset, abatement, counterclaim, or setoff of any kind whatsoever.

          5.3 UTILITIES. Sublessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered to the Premises or to the Premises or to Sublessee, together with any taxes thereon.

          5.4 LATE CHARGE. Sublessee hereby acknowledges that the late payment by Sublessee to Sublessor of Rent and other sums due hereunder will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such costs include processing and accounting charges, and late charges which may be imposed on Sublessor by the terms of the Master Lease. Accordingly, if any installment of Rent or any other sum due hereunder to Sublessor from Sublessee shall not be received by Sublessor within five (5) days after the date due, Sublessee shall pay to Sublessor a late charge equal to three percent (3%) of the overdue amount. The parties agree that the amount of such late charge represents a fair and reasonable estimate of the costs and expenses that would be incurred by Sublessor by reason of late payment by Sublessee. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount, nor shall such acceptance prevent Sublessor from exercising any of the other rights and remedies granted hereunder or by law to Sublessor.

          5.5 IMPROVEMENT ALLOWANCE. Sublessor will provide to Sublessee an allowance equal to $250,000 (the "Improvement Allowance") solely for improvements to the Premises consisting generally of improvements to the mechanical systems of the building located on the Premises and various modifications to the lab and office portions of the Premises to accommodate Sublessee's use, subject to Sublessee obtaining all approvals and consents required under the Master Lease and this Sublease and otherwise complying with all of the requirements therein. The Improvement Allowance will be from the improvement allowance for the Premises pursuant to the Fourth Amendment to Master Lease. Sublessor represents to its actual knowledge that the full amount of the Improvement Allowance is available under the Master Lease for the improvements to be made by Sublessee. Sublessor's payment of any such


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Improvement Allowance shall be conditioned upon Sublessee's compliance with all of the terms and conditions of Paragraph 6 under the Fourth Amendment to Master Lease between Sublessor and Landlord dated February 26, 1997. Sublessor shall pay to Sublessee such allowance after (i) Sublessee has satisfied all requirements in Paragraph 6 of the Fourth Amendment to Master Lease for reimbursement by Landlord of the cost (subject to the improvement allowance described in the Fourth Amendment to Master Lease) of improvements to the Premises, and (ii) Sublessor has obtained payment of such allowance from Landlord. If Landlord breaches its obligation to pay such allowance, Sublessor shall provide all necessary assistance and cooperation to Sublessee (at no material cost or liability to Sublessor) to enforce Sublessor's rights under the Master Lease to compel performance by Landlord to pay such allowance.

     6. SECURITY DEPOSIT. Concurrently with the execution of this Sublease, Sublessee shall deposit with Sublessor the amount of the Security Deposit, which shall be held by Sublessor as security for the full and faithful performance by Sublessee of its covenants and obligations under this Sublease. The Security Deposit is not an advance deposit for Rent, an advance payment of any other kind, or a measure of Sublessor's damage in case of Sublessee's default hereunder. If Sublessee defaults in the full and timely performance of any or all of Sublessee's covenant's and obligations set forth in this Sublease, then Sublessor may, from time to time, without waiving any other remedy available to Sublessor, use the Security Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublessor for all or a part of the damages sustained by Sublessor resulting from Sublessee's default. Sublessee shall immediately pay to Sublessor within five (5) days following demand, the amount so applied in order to restore the Security Deposit to its original amount, and Sublessee's failure to immediately do so shall constitute a default under this Sublease. If Sublessee is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublessor shall return the Security Deposit to Sublessee after the expiration or earlier termination of this Sublease in accordance with the provisions of California Civil Code Section 1950J. Sublessor's obligations with respect to the Security Deposit are those of a debtor and not a trustee. Sublessor shall not be required to maintain the Security Deposit separate and apart from Sublessor's general and other funds and Sublessor may commingle the Security Deposit with any of Sublessor's general or other funds. Sublessee shall not at any time be entitled to interest on the Security Deposit.

     7. SIGNAGE. To the extent permitted under the Master Lease and subject to all of its terms and conditions, Sublessee shall have the right to maintain Sublessee identification signs on the Premises. The cost of such signs, including the installation, maintenance and removal thereof, shall be at Sublessee's sole cost and expense. If such signage is erected or installed by Sublessee and Sublessee fails to maintain such signage, or if Sublessee fails to remove same upon the expiration or earlier termination of the Sublease Term and repair any damage caused by such removal, Sublessor may do so at Sublessee's expense and Sublessee shall reimburse Sublessor for all actual costs incurred by Sublessor to effect such removal.

     8. INSURANCE. Sublessee at its own cost shall procure and continue in effect from the Commencement Date or the date of occupancy, whichever first occurs, and continuing throughout the Sublease Term and occupancy by Sublessee, if any, after termination of this Sublease, combined single limit comprehensive general liability insurance, including bodily

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injury or property damage, with limits of not less than Two Million Dollars
($2,000,000). Notwithstanding the foregoing, in the event that under the Master Lease Sublessor is required at any time during the Sublease Term to raise its insurance coverage limits to more than Two Million Dollars ($2,000,000), then Sublessor may require Sublessee's insurance policy limits to be raised to the same level required of Sublessor under the Master Lease.

          8.1 The aforesaid insurance required of Sublessee shall name Sublessor and the Landlord, and their respective agents and employees, as additional insureds. Said insurance shall be with companies having a rating of not less than policyholder rating of A+ and financial category rating of at least Class XII in "Best's Insurance Guide." Sublessee shall obtain for Sublessor from the insurance companies or cause the insurance companies to furnish certificates of coverage to Sublessor. No such policy shall be cancelable or subject to reduction of coverage below limits of insurance outlined in this Paragraph 8 or other modification or cancellation except after thirty (30) days prior written notice to Sublessor from the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Sublessor may carry. Sublessee's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Sublessee agrees that if Sublessee does not take out and maintain such insurance, Sublessor may (but shall not be required to) procure said insurance on Sublessee's behalf and charge Sublessee the premiums for such policies together with a twenty-five percent (25%) handling charge, payable on demand.

          8.2 Sublessee assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Sublessor shall not be liable for injury to Sublessee's business or any loss of income therefore relative to such damage all as more particularly heretofore set forth within this Sublease. Sublessee, at its own cost, shall carry such insurance as Sublessee desires for Sublessee's protection with respect to personal property of Sublessee or business interruption.

     9. SUBLEASE SUBJECT TO MASTER LEASE.

          9.1 INCORPORATION OF TERMS OF MASTER LEASE. Except for the terms, covenants and conditions set forth in Articles 1 through 6 (other than provisions of Paragraph 6 of the Fourth Amendment to Master Lease applicable to an allowance for improvements to the Premises, except as modified by Paragraph
6.2 of this Sublease), 9, 11, 12, 21, 31, and 38 through 40 and Sections 7.3 and 7.4, 16.1 through 16.6, 24.1 through 24.3, and 42.12 of the Master Lease and except to the extent the terms, covenants and conditions of the Master Lease conflict with the provisions of this Sublease, this Sublease shall be subject to all the terms, covenants and conditions of the Master Lease to the extent such terms, covenants, and conditions are applicable to the Premises subleased pursuant to this Sublease, all of which are herein incorporated by reference (collectively, the "Incorporated Provisions"). Sublessee shall not commit or permit to be committed on the Premises or any other portion of the Project any act or omission which violates any term or condition of the Master Lease, including, without limitation, any term or condition of Section 41 (Hazardous Materials) of the Master Lease. Sublessee shall have all of the rights, assume all of the obligations and perform all of the duties of Sublessor (i.e., as Tenant under the Master Lease) under the Incorporated Provisions to the extent such

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rights, obligations and duties are applicable to the Premises subleased pursuant to this Sublease. Sublessor shall have all of the rights, assume all of the obligations and perform all of the duties of Landlord (i.e., as Sublessor under this Sublease) under the Incorporated Provisions to the extent such rights, obligations and duties are applicable to the Premises subleased pursuant to this Sublease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof

          9.2 MODIFICATIONS. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

               9.2.1 In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring approval or consent of the Landlord, Sublessee shall be required to obtain the approval or consent of both Sublessor and Landlord, and whenever pursuant to the Master Lease liability for any act, thing, omission, injury or damage is waived or indemnity is provided for the benefit of Landlord, such waiver or indemnity shall extend to Sublessor.

               9.2.2 In all provisions of the Master Lease requiring Sublessor to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublessor. In any such instance, Sublessor shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

               9.2.3 Sublessor agrees that Sublessee shall be entitled to receive all services and repairs to be provided by Landlord to Sublessor under the Master Lease. Sublessee shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublessor to perform any such services, nor shall Sublessee make any claim upon Sublessor for any damages which may arise by reason of Landlord's default under the Master Lease; provided, however, Sublessor shall provide all necessary assistance and cooperation to Sublessee (at no material cost or liability to Sublessor) to enforce Sublessor's rights under the Master Lease to compel performance by Landlord with respect to such services or repairs to which Sublessee is entitled. Any condition resulting from a default by Landlord shall not constitute as between Sublessor and Sublessee an eviction, actual or constructive, of Sublessee and no such default shall excuse Sublessee from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Sublessor to receive any reduction in or abatement of the Rent provided for in this Sublease; provided; however, if Sublessor receives any reduction in or abatement of the rent provided for in the Master Lease with respect to the Premises (i.e., subleased premises under this Sublease), Sublessee shall be entitled to a comparable reduction in or abatement of the Rent provided for in this Sublease. In furtherance of the foregoing, Sublessee does hereby waive any cause of action any right to bring any action against Sublessor by reason of any act or omission of Landlord under the Master Lease, subject to the right of assistance and cooperation from Sublessor described above and (to the extent Sublessor receives any reduction in or abatement of the rent provided for in the Master

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Lease with respect to the Premises) the right to enjoy any comparable reduction in or abatement of the Rent provided in this Sublease.

     10. HAZARDOUS MATERIALS. Sublessee shall comply with all of the terms, covenants and conditions of Section 41 (Hazardous Materials) of the Master Lease. At any time prior to the expiration or earlier termination of this Sublease or within thirty (30) days thereafter, Sublessor may require Sublessee to obtain an environmental site assessment of the Premises from an environmental consultant acceptable to Sublessor for the purpose of attempting to confirm that Sublessee did not cause any contamination of the Premises. Sublessee shall pay for the cost of the environmental site assessment.

     11. NOTICES. Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given three (3) days after the time when deposited in United States Mail if sent by registered or certified mail, addressed to Sublessor at Sublessor's Address or to Sublessee at Sublessee's Address. Either party may, by notice to the other given pursuant to this Paragraph 10, specify additional or different addresses for notice purposes.

     12. DEFAULT In the event Sublessee shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublessor shall have available to it against Sublessee all of the remedies available (i) to Landlord under the Master Lease in the event of a similar default on the part of Sublessor thereunder or (ii) at law.

     13. BROKERS. Sublessor and Sublessee represent and warrant to each other that each was represented by a broker of its own selection in connection with the transaction contemplated in this Sublease. Sublessor and Sublessee agree that any fees or commissions payable to either broker for its work relating to the transaction contemplated in this Sublease shall be payable in-full by Sublessee. Sublessee agrees to indemnify Sublessor, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by Sublessee.

     14. CONSENT OF LESSOR. This Sublease shall be conditioned upon Sublessor obtaining Landlord's written consent to this Sublease. Section 25.4 of the Master Lease requires Sublessor to provide written notice to Landlord regarding this Sublease. Sublessor has provided such notice as of the date of this Sublease, and Sublessor has received from Landlord a letter dated May 18, 1998, confirming that Landlord will not object to this Sublease (a copy of which letter has been provided to Sublessee).

     15. TERMINATION OF LEASE. If for any reason the terms of the Master Lease shall terminate prior to the expiration of the Sublease Term, this Sublease shall automatically be terminated and Sublessor shall not be liable to Sub lessee by reason thereof unless said termination shall have been caused by the default of the Sublessor under the Master Lease or is the result of Sublessor's mutual agreement with Landlord to terminate the Master Lease outside the parameters of the Master Lease.


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     16. ADDITIONAL RENT. Any monetary obligations of Sublessee to Sublessor under this Sublease shall be deemed to be rent.

     1 7. ENTIRE AGREEMENT. This Sublease constitutes the entire understanding between the parties with respect to the subject matter and supersedes any prior negotiations, representations, agreements and understandings regarding the subject matter of this Sublease.

     18. MODIFICATIONS. This Sublease may not be amended, supplemented or otherwise modified except by an instrument in writing signed by an authorized representative of each party to this Sublease.

     19. NO WAIVER. The failure of any party hereto to insist upon strict performance of any provision of this Sublease or to exercise any right hereunder shall not constitute a waiver of that provision of or right under this Sublease or of any other provision of or right under this Sublease.

     20. GOVERNING LAW, JURISDICTION AND VENUE. This Sublease shall be construed and enforced in accordance with the laws of the State of California (except its choice of law rules), and the parties hereby submit to the jurisdiction and venue of the California courts, both state and federal.

     21. DUE AUTHORIZATION. The persons executing this Sublease represent and warrant that they have the full power and authority to enter into this Sublease on behalf of the entities which they represent.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease, effective as of the Effective Date.

CYTEL CORPORATION, a Delaware                   AMYLIN PHARMACEUTICALS,
corporation                                     INC., a Delaware corporation


By:  /s/ Robert L. Roe                            By: /s/ Bradford J. Duft
    ---------------------------                     ---------------------------

Its: Chief Operating Officer                     Its: Sr VP & General Counsel
    ---------------------------                     ---------------------------




By: /s/ Edward C. Hall                            By: /s/ Joseph C. Cook, Jr.
   ----------------------------                     ---------------------------

Its: CFO                                          Its: Chairman and CEO
   ----------------------------                     ---------------------------



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